EXHIBIT 7(L)

                                POWER OF ATTORNEY

Know all by these presents, that each of the undersigned hereby constitutes and appoints each of the other undersigned, with any two of the undersigned signing or acting together, each of the undersigned's true and lawful attorneys-in-fact to:

     (i) execute for and on behalf of each of the undersigned any and all filings, forms, reports and schedules required from time to time to be filed by each of the undersigned under Sections 13, 14 and 16 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations thereunder, including without limitation Schedules 13D and 13G under Section 13 of the Exchange Act and Forms 3, 4 and 5 under Section 16 of the Exchange Act, together with any and all amendments from time to time of any such filings, forms, reports and schedules, with respect to any securities as to which any of the undersigned, in any capacity, is subject to the reporting and disclosure requirements of Sections 13, 14 and 16 of the Exchange Act;

    (ii) do and perform any and all acts for and on behalf of each of the undersigned which may be necessary or desirable to complete and execute any such filings, forms, reports and schedules and to timely file such filings, forms, reports and schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

   (iii) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, each of the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of each of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in the discretion of such attorneys-in-fact.

Each of the undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Each of the undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of each of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Sections 13, 14 and 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect as to each of the undersigned until revoked by such undersigned in a signed writing delivered to all of the other undersigned.

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In witness whereof, each of the undersigned has caused this Power of Attorney to be executed as of this 4th day of January, 2002.


  /s/ ALFRED C. ECKERT III                        /s/ SANJAY H. PATEL
  ------------------------                        ------------------------------
  Alfred C. Eckert III                            Sanjay H. Patel

  /s/ KEITH W. ABELL                              /s/ RICHARD M. HAYDEN
  ------------------------                        ------------------------------
  Keith W. Abell                                  Richard M. Hayden


  /s/ ROBERT A. HAMWEE                            /s/ THOMAS V. INGLESBY
  ------------------------                        ------------------------------
  Robert A. Hamwee                                Thomas V. Inglesby


  /s/ MATTHEW C. KAUFMAN                          /s/ CHRISTINE K. VANDEN BEUKEL
  ------------------------                        ------------------------------
  Matthew C. Kaufman                              Christine K. Vanden Beukel


 /s/ ANDREW J. WAGNER
 -------------------------
  Andrew J. Wagner